Utz Brands Reports Third Quarter 2021 Financial Results

Hanover, PA – November 10, 2021 – Utz Brands, Inc. (NYSE: UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks, today reported the unaudited financial results for the Company’s fiscal third quarter ended October 3, 2021.

“Consumer demand remains strong as our sales growth accelerated and we delivered two-year market share gains in the third quarter. Our top-line strategies are working as we drove faster growth on our Power Brands, expanded our presence in key salty snack sub-categories, improved our performance in our Core geographies and the Mass channel, and continued our geographic expansion,” said Dylan Lissette, Chief Executive Officer of Utz.

Mr. Lissette continued, “As we face rising inflation that is impacting earnings in the short-term, we continue to implement pricing actions that will have a carry-over benefit in 2022. And while we expect high inflation and transportation challenges to continue into 2022, we are actively deploying our value creation strategies, and we remain confident in our long-term growth outlook. I am incredibly proud of our dedicated team as we navigate through this dynamic operating environment.”

Third Quarter 2021 Financial Highlights

	Fiscal Quarter Ended
(in $millions, except per share amounts)	September 27, 2020 (Combined Predecessor and Successor)	October 3, 2021 (Successor)	% Change

Net Sales	$248.0	$312.7	26.1%
Pro Forma Net Sales(1,2)	308.3	312.7	1.4%
Gross Profit	86.2	102.6	19.0%
Adjusted Gross Profit(2)	99.2	111.8	12.7%
Adjusted Gross Profit Margin(2)	40.0%	35.8%	(420)	bps

Net Income (Loss)	(25.3)	31.4	nm
Adjusted Net Income(2)	18.2	25.6	40.7%
Adjusted EBITDA(2)	38.2	44.8	17.3%
Adjusted EBITDA Margin(2)	15.4%	14.3%	(110)	bps
Diluted Earnings Per Share	nm	$0.40	nm
Adjusted Earnings Per Share(2)	nm	$0.18	nm

(1) Pro Forma Net Sales assumes the Company owned H.K. Anderson, Truco Enterprises, and Festida Foods on the first day of fiscal 2020, and that the Company owned Vitner’s on the first day of fiscal February 2020. Pro Forma Net Sales are on an estimated comparable 13-week basis.
(2) See description of Non-GAAP financial measures and reconciliations of GAAP measures to Non-GAAP adjusted measures in the tables that accompany this release.

Third Quarter Growth Highlights

For the 13-week period ended October 3, 2021, the Company’s retail sales as measured by IRI MULO-C increased 9.5% on a two-year CAGR basis versus the Salty Snack Category growth of 8.3% for the same period. The Company’s Power Brands’ retail sales increased 11.1% on a two-year CAGR basis and increased to 87% of the Company’s retail sales. Power Brands’ sales growth during the two-year period was led by Utz®, ON THE BORDER®, Zapp’s®, TORTIYAHS!®, Golden Flake® Pork Skins, Hawaiian®, and TGI Fridays®. Consistent with the Company’s expectations, the two-year CAGR retail sales of the Company’s Foundation Brands were essentially flat reflecting the continued strategy to focus its resources on its Power Brands.
IRI Retail Sales Growth Summary(1)

	Last 13-Weeks Ended October 3, 2021
(in $millions)	YoY Change	2-Year CAGR

Total Retail Sales Growth(1)

Salty Snack Category	7.9%	8.3%

Utz	4.4%	9.5%
Power Brands	5.7%	11.1%
Foundation Brands(2)	(4.2)%	(0.1)%

Sales by Geography Growth(1)

Core

Salty Snack Category	6.4%	7.5%
Utz	0.9%	5.7%
Power Brands	1.9%	6.8%

Expansion

Salty Snack Category	9.2%	9.2%
Utz	6.4%	13.3%
Power Brands	8.7%	16.3%

Emerging

Salty Snack Category	7.8%	8.4%
Utz	7.9%	14.0%
Power Brands	9.0%	15.4%

(1) IRI Custom Panel, Total US MULO + C, on a pro forma basis.
(2) IRI does not include Partner Brands and Private Label retail sales.

Third Quarter 2021 Financial Results

See the description of the Non-GAAP financial measures mentioned in this press release and reconciliations of the Non-GAAP adjusted measures to the GAAP measures in the tables that accompany this release. In addition, see the description of the periods representing the Predecessor and Successor periods in the Company's Form 10-Q for the fiscal quarter ended, October 3, 2021.

Net sales in the quarter increased 26.1% to $312.7 million compared to $248.0 in the third quarter of 2020. The increase in net sales was driven by acquisitions of +25.1% and Organic Net Sales growth of 1.0%. Organic Net Sales growth was driven by favorable price/mix of +4.2%, and this was partially offset by volume declines of (2.2%) and the Company’s continued shift to independent operators (“IO”) and the resulting increase in sales discounts associated with this that impacted net sales growth by (1.0%). Excluding the impact to net sales from the shift to independent operators, Organic Net Sales would have increased 2% versus last year.

Pro Forma Net Sales increased 1.4% to $312.7 million as compared to Pro Forma Net Sales of $308.3 million in the third quarter of 2020. The year-over-year Pro Forma Net Sales growth rate assumes the Company owned H.K. Anderson, Truco Enterprises, and Festida Foods on the first day of fiscal 2020, and that the Company owned Vitner’s on the first day of fiscal February 2020.

Pro Forma Net Sales increased 6.4% on a two-year CAGR basis, which is an improvement from 6.1% in the second quarter. The third quarter Pro Forma Net Sales two-year CAGR assumes the Company owned Kennedy Endeavors, Kitchen Cooked, H.K. Anderson, Truco Enterprises and Festida Foods on the first day of fiscal 2019, and that the Company owned Vitner’s on the first day of fiscal February 2019.

Gross profit was $102.6 million, or 32.8% as a percentage of net sales. Adjusted Gross Profit increased 12.7% to $111.8 million, or 35.8% as a percentage of net sales, compared to Adjusted Gross Profit of $99.2 million, or 40.0% as a percentage of net sales, in the prior-year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily driven by higher commodity, transportation, and labor inflation, which are collectively the result of industry-wide supply chain challenges. Additionally, the Company estimates that the continued shift to independent operators impacted Adjusted Gross Margins by approximately 100 basis points, but with offsetting benefits in Selling, General, and Administrative (“SG&A”) expense. These headwinds were partially offset by higher net price realization, improved mix, and ongoing benefits from the Company’s productivity programs.

Net income of $31.4 million increased compared to a net loss of $(25.3) million in the prior-year period. Adjusted Net Income in the third quarter of 2021 increased 40.7% to $25.6 million compared to Adjusted Net Income of $18.2 million in the prior-year period.

Adjusted EBITDA increased 17.3% to $44.8 million, or 14.3% as a percentage of net sales, compared to Adjusted EBITDA of $38.2 million, or 15.4% as a percentage of net sales, in the prior-year period. The decrease in Adjusted EBITDA margin was driven by the Adjusted Gross Profit as a percentage of sales performance as described above, partially offset by lower SG&A expenses as a percentage of sales versus the prior-year period.

Third Quarter 2021 Balance Sheet and Cash Flow Highlights

•As of October 3, 2021, the Company had $26.0 million of cash on hand and $133.0 million available under its revolving credit facility, providing liquidity in excess of $159.0 million.

◦Expect to use balance sheet cash and revolving credit facility to fund the $56 million cash purchase price for the previously announced acquisition of R.W. Garcia, LLC and related entities.

•Net debt of $796.4 million as of October 3, 2021, resulting in a Pro Forma Net Leverage ratio of 4.7x based on trailing twelve months Normalized Further Adjusted EBITDA of $170.2 million.

•Capital expenditures of $17.8 million for the 39-week period ended October 3, 2021; capital expenditures are expected to accelerate in the fourth quarter to support the Company’s productivity initiatives.

Fiscal Year 2021 Outlook

For the 52-week fiscal year ending January 2, 2022, the Company continues to expect fiscal 2021 net sales to be consistent with fiscal 2020 Pro Forma Net Sales(1) with modest organic sales growth year over year. The Company’s projected pro forma two-year CAGR for fiscal 2021 of approximately 6% is above the Company’s long-term organic growth outlook of 3 – 4%.

In addition, the Company’s fiscal 2021 earnings outlook reflects rising supply chain cost inflation, a more favorable tax rate, and lower interest expense, than previously expected. The Company now expects to towards the low-end of its previous Adjusted EBITDA expectations and is reaffirming its Adjusted Earnings Per Share expectations. The Company’s previous earnings outlook ranges are presented below:

•Adjusted EBITDA of $160 – $170 million(2)
•Adjusted Earnings Per Share of $0.55 – $0.60(3)

In addition to the risks and uncertainties identified under “Forward-Looking Statements,” the Company’s 2021 guidance is estimated based on the following assumptions, and all changes versus the Company’s previous assumptions as of August 12, 2021, are noted below:

•Unchanged Assumptions
◦Funded $25 million Vitner's acquisition in February 2021 with cash on hand
◦Funded $41 million Festida Foods acquisition in June 2021 with revolving credit facility
◦Incremental term loan of $75 million to pay down revolver and put cash on the balance sheet
◦Productivity of approximately 2% of cost of goods sold
◦Net leverage ratio of approximately 4.5x by end of fiscal 2021(4)
◦Capital expenditures of approximately $40 million to drive productivity efforts
◦Fully diluted shares on an as-converted basis of approximately 142 million
◦~200 Independent Route (“IO”) conversions

•Updated Assumptions
◦Commodity inflation of approximately 7%
◦Higher transportation costs than previously expected in 2Q’21
◦Core D&A of $25 – $27 million and step-up D&A of $50 – $53 million (comprised of approximately 40% cost of goods sold and 60% SG&A expense)

◦Fund approximately $15 million toward acquiring and vertically integrating multiple third-party distribution rights
◦Cash interest expense of approximately $30 million(5)
◦Effective cash tax rate of 15.0% - 17.0% (% of pre-tax book income)(6)

Note: Pro Forma Net Sales, Adjusted EBITDA, Further Adjusted EBITDA, and Adjusted EPS are non-GAAP financial measures. See appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP measures.

(1) 2020 Pro Forma Net Sales includes $1.16 billion of pro forma net sales on a 52-week comparison basis, and includes pre-acquisition net sales for Vitner's of $20 million to align with the expectation for FY 2021 (11 months of results from operating and SKU rationalization activity) and excludes full-year pre-acquisition net sales amount of $14 million for Festida Foods. The Company’s 2021 net sales growth rate outlook is inclusive of the impact from the conversion of employee-serviced DSD routes to independent operator-serviced routes.
(2) Excludes approximately $6 million of unrealized cost synergies expected to occur in 2022 and beyond; excludes expected unrealized synergies from RW Garcia acquisition.
(3) Excludes step-up depreciation & amortization (“D&A”), stock compensation expense, and non-recurring items.
(4) Includes unrealized cost synergies of approximately $6 million from acquisitions; excludes R.W. Garcia.
(5) Excludes amortization of deferred financing fees, interest expense related to loans to independent operators that we guarantee, and interest income. Includes $250 million notional interest rate hedge expiring in September 2022 that fixes 1 month LIBOR at 1.339%.
(6) Excluding the impact of approximately $6.5 million of taxes expected to be paid in 2021 that relate to the 2020 tax period prior to August 28, 2020.

With respect to projected fiscal year 2021 Adjusted EBITDA and Adjusted Earnings Per Share, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to certain items, which are excluded from Adjusted EBITDA, and which are excluded from Adjusted Earnings per Share. We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future financial results.

Conference Call and Webcast Presentation

The Company is issuing its third quarter results today in light of the SEC closure tomorrow in observance of the Veteran’s Day holiday. The Company will continue as planned to host its conference call to discuss these results tomorrow, Thursday, November 11, at 8:30 a.m. Eastern Time. Please visit the “Events & Presentations” section of Utz’s Investor Relations website at https://investors.utzsnacks.com to access the live listen-only webcast and presentation.

Participants can also dial in over the phone by calling 1 (888) 510-2008 from North America and 1 (646) 960-0306 internationally. The Event Plus passcode is 1774171. The Company has also posted presentation slides and additional supplemental financial information, which are available now on Utz’s Investor Relations website.

A replay will be archived online and is also available telephonically approximately two hours after the call concludes through Thursday, November 18th, 2021, by dialing 1 (800) 770-2030 from North America, or 1 (647) 362-9199 from international locations, and entering confirmation code 1774171.

About Utz Brands, Inc.

Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of savory snacks through popular brands including Utz®, ON THE BORDER® Chips & Dips, Golden Flake®, Zapp’s®, Good Health®, Boulder Canyon®, Hawaiian® Brand, and TORTIYAHS!®, among others.

After a century with a strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally through grocery, mass merchandisers, club, convenience, drug and other channels. Based in Hanover, Pennsylvania, Utz operates fifteen facilities located in Pennsylvania, Alabama, Arizona, Illinois, Indiana, Louisiana, Massachusetts, Michigan and Washington. For more information, please visit www.utzsnacks.com or call 1-800-FOR-SNAX.

Investors and others should note that Utz announces material financial information to its investors using its investor relations website (investors.utzsnacks.com), SEC filings, press releases, public conference calls and webcasts. Utz uses these channels, as well as social media, to communicate with our stockholders and the public about the Company, the Company’s products and other issues. It is possible that the information that Utz posts on social media could be deemed to be material. Therefore, Utz encourages investors, the media, and others interested in the Company to review the information posted on the social media channels listed on Utz’s investor relations website.

Investor Contact
Kevin Powers
Utz Brands, Inc.
kpowers@utzsnacks.com

Media Contact
Kevin Brick
Utz Brands, Inc.
kbrick@utzsnacks.com

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements generally are accompanied by or include, without limitation, statements such as “will”, “expect”, “intends”, “goal” or other similar words, phrases or expressions. These forward-looking statements include the expected effects from the COVID-19 pandemic, future plans for Utz Brands, Inc. and its direct and indirect subsidiaries (“UBI”), the estimated or anticipated future results and benefits of the Company’s future plans and operations, future capital structure, future opportunities for UBI, including the planned acquisition of R.W. Garcia, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and UBI’s business and actual results may differ materially. Factors that may cause such differences include, but are not limited to: the risk that the recently completed business combinations and acquisitions recently completed by the Company (collectively, the “Business Combinations”) disrupt plans and operations; the ability to recognize the anticipated benefits of such Business Combinations, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the outcome of any legal proceedings that may be instituted against UBI following the consummation of such Business Combinations; the ability of UBI to close planned acquisitions; changes in applicable law or regulations; costs related to the Business Combinations and other planned acquisitions; the inability of the Company to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange; the inability of the Company to develop and maintain effective internal controls; the risk that the Company’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control; changes in demand for the Company’s products affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in the Company’s products, which may be affected by the Company’s competitors’ actions that result in the Company’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities; the possibility that the Company may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K/A filed with SEC for the fiscal year ended January 3, 2021 and other reports filed by the Company with the Commission. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

Non-GAAP Financial Measures and Other Key Measures:

Utz uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provides additional insight and transparency on how we evaluate the business. We use non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate our performance. These non-GAAP financial measures do not represent financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly-titled measures used by other companies.
Management believes that non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company to date and that the presentation of non-GAAP financial measures is useful to investors in the evaluation of our operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by the companies in this industry. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Utz uses the following non-GAAP financial measures in its financial communications, and in the future could use others:

•Pro Forma Net Sales
•Organic Net Sales
•Adjusted Gross Profit
•Adjusted Gross Profit as % of Net Sales (Adjusted Gross Profit Margin)
•Pro Forma Gross Profit
•Pro Forma Adjusted Gross Profit
•Adjusted Selling, General, and Administrative Expense
•Adjusted Selling, General and Administrative Expense as % of Net Sales
•Adjusted Net Income
•Adjusted Earnings Per Share
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as % of Net Sales (Adjusted EBITDA Margin)
•Further Adjusted EBITDA
•Further Adjusted EBITDA as % of Pro Forma Net Sales (Further Adjusted EBITDA Margin)
•Normalized Further Adjusted EBITDA
Pro Forma Net Sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of H.K. Anderson, Truco Enterprises, Vitner’s, and Festida Foods acquisitions, assuming that the Company acquired H.K. Anderson, Truco Enterprises, and Festida Foods on the first day of the applicable fiscal year, and that the Company owned Vitner’s on the first day of fiscal February of the applicable fiscal year.

Organic Net Sales is defined as net sales excluding the impact of acquisitions.

Adjusted Gross Profit represents Gross Profit excluding Depreciation and Amortization expense, a non-cash item. In addition, Adjusted Gross Profit excludes the impact of costs that fall within the categories of non-cash adjustments and non-recurring items such as those related to stock-based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition, and integration costs, business transformation initiatives, and financing-related costs. Adjusted Gross Profit is one of the key performance indicators that our management uses to evaluate operating performance. We also report Adjusted Gross Profit as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Gross Profit margins on Net Sales.

Pro Forma Gross Profit is defined as Gross Profit including the historical Gross Profit relating to the pre-acquisition periods of H.K. Anderson, Truco Enterprises, Vitner’s, and Festida Foods acquisitions, assuming that the Company acquired H.K. Anderson, Truco Enterprises, and Festida Foods on the first day of the applicable fiscal year, and that the Company owned Vitner’s on the first day of fiscal February of the applicable fiscal year.

Pro Forma Adjusted Gross Profit is defined as Adjusted Gross Profit including the historical Adjusted Gross Profit relating to the pre-acquisition periods of H.K. Anderson, Truco Enterprises, Vitner’s, and Festida Foods acquisitions, assuming that the Company acquired H.K. Anderson, Truco Enterprises, and Festida Foods on the first day of the applicable fiscal year, and that the Company owned Vitner’s on the first day of fiscal February of the applicable fiscal year.

Adjusted Selling, General, and Administrative Expense is defined as all Selling, General, and Administrative expense excluding Depreciation and Amortization expense, a non- cash item. In addition, Adjusted Selling, General and Administrative Expenses exclude the impact of costs that fall within the categories of non-cash adjustments and non-recurring items such as those related to stock-based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, and financing-related costs. We also report Adjusted Selling, General and Administrative Expense as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Selling, General, and Administrative margin on Net Sales.

Adjusted Net Income is defined as Net Income excluding the additional Depreciation and Amortization expense, a non-cash item, related to the Business Combination with Collier Creek Holdings and the acquisitions of Kennedy Endeavors, Kitchen Cooked, Inventure, Golden Flake, and Truco Enterprises. In addition, Adjusted Net Income is also adjusted to exclude deferred financing fees, interest income, and expense relating to IO loans and certain non-cash items, such as those related to stock-based compensation, hedging, and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, remeasurement of warrant liabilities and financing-related costs. Lastly, Adjusted Net Income normalizes the income tax provision to account for the above-mentioned adjustments.

Adjusted Earnings Per Share is defined as Adjusted Net Income (as defined, herein) divided by the weighted average shares outstanding for each period on a fully diluted basis, assuming the Private Placement Warrants are net settled and the Shares of Class V Common Stock held by Continuing Members is converted to Class A Common Stock.

EBITDA is defined as Net Income before Interest, Income Taxes, and Depreciation and Amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items, such as stock-based compensation, hedging and purchase commitments adjustments, and asset impairments; acquisition and integration costs; business transformation initiatives; and financing-related costs. Adjusted EBITDA is one of the key performance indicators we use in evaluating our operating performance and in making financial, operating, and planning decisions. We believe Adjusted EBITDA is useful to the users of this release and financial information contained in the release in the evaluation of Utz’s operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by companies in this industry. We have historically reported an Adjusted EBITDA metric to investors and banks for covenant compliance. We also provide in this release, Adjusted EBITDA as a percentage of Net Sales, as an additional measure for readers to evaluate our Adjusted EBITDA margins on Net Sales.

Further Adjusted EBITDA is defined as Adjusted EBITDA after giving effect to pre-acquisition Adjusted EBITDA of H.K. Anderson, Truco Enterprises, Vitner’s, and Festida Foods acquisitions. We also report Further Adjusted EBITDA as a percentage of Pro Forma Net Sales as an additional measure to evaluate our Further Adjusted EBITDA margins on Pro Forma Net Sales. This definition does not include adjustments for estimated unrealized cost synergies, estimated unrealized public company costs or trade spend normalization, as reflected in Normalized Further Adjusted EBITDA.

Normalized Further Adjusted EBITDA is defined as Further Adjusted EBITDA including adjustments for estimated unrealized cost synergies related to the acquisition of H.K. Anderson, Truco Enterprises, Vitner’s, and Festida Foods acquisitions. In addition, Normalized Further Adjusted EBITDA also adjusts for estimated unrealized public company costs, and a one-time trade spend normalization adjustment at the end of 2019.

Management believes that the non-GAAP financial measures are meaningful to investors because they increase transparency and assists investors to understand and analyze our ongoing operational performance. The financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to have an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. As new events or circumstances arise, these definitions could change. When the definitions change, we will provide the updated definitions and present the related non-GAAP historical results on a comparable basis.

(Tables to Follow)

Utz Brands, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the thirteen weeks ended October 3, 2021 (Successor) and fiscal periods ended September 27, 2020 (Successor) and August 28, 2020 (Predecessor)
(In thousands, except share information)
(Unaudited)

	Successor		Predecessor
	Thirteen weeks ended October 3, 2021	From August 29, 2020 through September 27, 2020	From June 29, 2020 through August 28, 2020
Net sales	$312,680	$79,372	$168,656
Cost of goods sold	210,053	55,305	106,484
Gross profit	102,627	24,067	62,172
Selling, general and administrative expenses
Selling	67,985	16,859	33,648
General and administrative	30,724	8,451	25,626
Total selling, general and administrative expenses	98,709	25,310	59,274
Gain on sale of assets
Gain (loss) on disposal of property, plant and equipment, net	60	5	(14)
(Loss) gain on sale of routes, net	(1,103)	59	233
Total (loss) gain on sale of assets	(1,043)	64	219
Income (loss) from operations	2,875	(1,179)	3,117
Other income (expense)
Interest expense	(7,726)	(1,818)	(7,029)
Other income (expense)	740	(2,323)	432
Gain (loss) on remeasurement of warrant liability	36,288	(18,008)	—
Other income (expense), net	29,302	(22,149)	(6,597)
Income (loss) before income tax expense	32,177	(23,328)	(3,480)
Income tax expense (benefit)	827	(2,889)	1,344
Net income (loss)	31,350	(20,439)	(4,824)
Net loss attributable to noncontrolling interest	1,902	2,320	—
Net income (loss) attributable to controlling interest	$33,252	$(18,119)	$(4,824)
Earnings per Class A Common stock: (in dollars)
Basic	$0.43	$(0.31)
Diluted	$0.40	$(0.31)
Weighted-average shares of Class A Common stock outstanding
Basic	76,713,241	59,369,050
Diluted	80,906,618	59,369,050
Other comprehensive income (loss):
Change in value of interest rate swap	$686	$252	$454
Comprehensive income (loss)	$33,938	$(17,867)	$(4,370)

Utz Brands, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the thirty-nine weeks ended October 3, 2021 (Successor) and fiscal periods ended September 27, 2020 (Successor) and August 28, 2020 (Predecessor)
(In thousands, except share information)
(Unaudited)

	Successor		Predecessor
	Thirty-nine weeks ended October 3, 2021	From August 29, 2020 through September 27, 2020	From December 30, 2019 through August 28, 2020
Net sales	$879,781	$79,372	$638,662
Cost of goods sold	586,353	55,305	411,595
Gross profit	293,428	24,067	227,067
Selling, general and administrative expenses
Selling	189,152	16,859	131,579
General and administrative	89,698	8,451	64,050
Total selling, general and administrative expenses	278,850	25,310	195,629
Gain on sale of assets
Gain on disposal of property, plant and equipment	964	5	79
Gain on sale of routes, net	1,001	59	1,264
Total gain on sale of assets	1,965	64	1,343
Income (loss) from operations	16,543	(1,179)	32,781
Other income (expense)
Interest expense	(26,483)	(1,818)	(26,659)
Other income (loss)	2,216	(2,323)	1,271
Gain (loss) on remeasurement of warrant liability	34,155	(18,008)	—
Other income (expense), net	9,888	(22,149)	(25,388)
Income (loss) before income tax expense	26,431	(23,328)	7,393
Income tax expense (benefit)	2,251	(2,889)	3,973
Net income (loss)	24,180	(20,439)	3,420
Net loss attributable to noncontrolling interest	4,122	2,320	—
Net income (loss) attributable to controlling interest	$28,302	$(18,119)	$3,420
Earnings per Class A Common stock: (in dollars)
Basic	$0.36	$(0.31)
Diluted	$0.34	$(0.31)
Weighted-average shares of Class A Common stock outstanding
Basic	76,380,244	59,369,050
Diluted	81,082,177	59,369,050
Other comprehensive income (loss):
Change in value of interest rate swap	$2,115	$252	$(7,463)
Comprehensive income (loss)	$30,417	$(17,867)	$(4,043)

Utz Brands, Inc.
CONSOLIDATED BALANCE SHEETS
October 3, 2021 and January 3, 2021
(In thousands)

	As of October 3, 2021	As of January 3, 2021
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$25,961	$46,831
Accounts receivable, less allowance of $1,432 and $239, respectively	152,777	118,305
Inventories	70,812	59,810
Prepaid expenses and other assets	16,632	11,573
Current portion of notes receivable	6,669	7,666
Total current assets	272,851	244,185
Non-current Assets
Property, plant and equipment, net	281,121	270,416
Goodwill	889,521	862,183
Intangible assets, net	1,147,556	1,171,709
Non-current portion of notes receivable	22,140	20,000
Other assets	19,356	15,671
Total non-current assets	2,359,694	2,339,979
Total assets	$2,632,545	$2,584,164
LIABILITIES AND EQUITY
Current Liabilities
Current portion of term debt and financing obligations	$10,672	$469
Current portion of other notes payable	10,021	9,018
Accounts payable	77,559	57,254
Accrued expenses and other	52,932	80,788
Current warrant liability	—	52,580
Total current liabilities	151,184	200,109
Non-current portion of term debt, revolving credit facility and financing obligations	793,024	778,000
Non-current portion of other notes payable	25,315	24,564
Non-current accrued expenses and other	33,256	37,771
Deferred tax liability	74,634	73,786
Non-current warrant liability	48,744	85,032
Total non-current liabilities	974,973	999,153
Total liabilities	1,126,157	1,199,262
Commitments and Contingencies
Equity
Shares of Class A Common Stock, $0.0001 par value; 1,000,000,000 shares authorized; 77,570,422 and 71,094,714 shares issued and outstanding as of October 3, 2021 and January 3, 2021, respectively.	8	7
Shares of Class V Common Stock, $0.0001 par value; 61,249,000 shares authorized; 59,349,000 and 60,349,000 shares issued and outstanding as of October 3, 2021 and January 3, 2021, respectively.	6	6
Additional paid-in capital	959,748	793,461
Accumulated deficit	(224,662)	(241,490)
Accumulated other comprehensive income	3,039	924
Total stockholders' equity	738,139	552,908
Noncontrolling interest	768,249	831,994
Total equity	1,506,388	1,384,902
Total liabilities and equity	$2,632,545	$2,584,164

Utz Brands, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the fiscal periods ended October 3, 2021, September 27, 2020 and August 28, 2020
(In thousands)
(Unaudited)

	Successor		Predecessor
	Thirty-nine weeks ended October 3, 2021	From August 29, 2020 through September 27, 2020	From December 30, 2019 through August 28, 2020
Cash flows from operating activities
Net income (loss)	$24,180	$(20,439)	$3,420
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	59,295	5,538	24,055
Amortization of step-up of inventory	—	5,795	—
(Gain) loss on remeasurement of warrant liability	(34,155)	18,008	—
Gain on disposal of property and equipment	(964)	(5)	(79)
Gain on sale of routes	(1,001)	(59)	(1,264)
Stock-based compensation	8,680	1,058	—
Loss on debt extinguishment	—	2,500	—
Deferred taxes	723	(752)	3,583
Amortization of deferred financing fees	3,498	—	1,742
Changes in assets and liabilities:
Accounts receivable, net	(30,577)	(3,929)	(11,786)
Inventories	(7,564)	904	(6,883)
Prepaid expenses and other assets	(9,598)	(2,131)	(3,456)
Accounts payable and accrued expenses and other	(8,235)	(34,236)	21,295
Net cash provided by (used in) operating activities	4,282	(27,748)	30,627
Cash flows from investing activities
Acquisition of Utz Brands Holdings, LLC, net of cash acquired	—	(185,467)	—
Acquisitions, net of cash acquired	(66,631)	—	(8,816)
Purchases of property and equipment	(17,794)	(2,972)	(11,828)
Purchases of intangibles	(1,757)	—	(650)
Proceeds from sale of property and equipment	1,604	62	615
Proceeds from sale of routes	8,027	8	2,774
Proceeds from the sale of IO notes	7,922	—	—
Notes receivable, net	(9,452)	(132)	(3,611)
Net cash used in investing activities	(78,081)	(188,501)	(21,516)
Cash flows from financing activities
Borrowings on term debt and notes payable	820,617	—	2,650
Repayments on term debt and notes payable	(789,662)	(239,370)	(6,686)
Payment of debt issuance cost	(9,210)	—	—
Exercised warrants	57,232	—	—
Dividends	(11,908)	—	—
Distributions to members	—	—	(6,415)
Distribution to noncontrolling interest	(14,140)	(29)	—
Net cash provided by (used in) financing activities	52,929	(239,399)	(10,451)
Net decrease in cash and cash equivalents	(20,870)	(455,648)	(1,340)
Cash and cash equivalents at beginning of period	46,831	487,672	15,053
Cash and cash equivalents at end of period	$25,961	$32,024	$13,713

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Net Sales and Pro Forma Net Sales

	13-Weeks Ended		39-Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
(dollars in millions)	(Successor)	(Combined Successor and Predecessor)	(Successor)	(Combined Successor and Predecessor)
Net Sales	$312.7	$248.0	$879.8	$718.0
H.K. Anderson Pre-Acquisition Net Sales	—	2.5	—	6.9
Vitner's Pre-Acquisition Net Sales	—	5.7	—	15.0
Truco Enterprises Pre-Acquisition Net Sales	—	49.8	—	150.6
Festida Foods Pre-Acquisition Net Sales	—	2.3	3.6	7.4
Pro Forma Net Sales	$312.7	$308.3	$883.4	$897.9

Gross Profit, Adjusted Gross Profit, Pro Forma Gross Profit and Pro Forma Adjusted Gross Profit

	13-Weeks Ended		39-Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
(dollars in millions)	(Successor)	(Combined Successor and Predecessor)	(Successor)	(Combined Successor and Predecessor)
Gross Profit	$102.6	$86.2	$293.4	$251.1
Depreciation and Amortization	9.3	13.0	25.4	23.8
Non-Cash, non-recurring adjustments	(0.1)	—	2.9	—
Adjusted Gross Profit	111.8	99.2	321.7	274.9
Adjusted Gross Profit as a % of Net Sales	35.8%	40.0%	36.6%	38.3%
Depreciation and Amortization - COGS	(9.3)	(13.0)	(25.4)	(23.8)
H.K. Anderson Pre-Acquisition Gross Profit	—	0.4	—	1.0
Vitner's Pre-Acquisition Gross Profit	—	2.8	—	7.3
Truco Enterprises Pre-Acquisition Gross Profit	—	19.8	—	60.4
Festida Foods Pre-Acquisition Gross Profit	—	1.5	2.7	4.9
Pro Forma Gross Profit	102.5	110.7	299.0	324.7
Depreciation and Amortization - COGS	9.3	13.0	25.4	23.8
Festida Pre-Acquisition D&A	—	0.5	1.0	1.5
Depreciation and Amortization - Total	9.3	13.5	26.4	25.3
Pro Forma Adjusted Gross Profit	$111.8	$124.2	$325.4	$350.0
Pro Forma Adjusted Gross Profit as a % of Pro Forma Net Sales	35.8%	40.3%	36.8%	39.0%

Adjusted Selling, General and Administrative Expense

	13-Weeks Ended		39-Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
(dollars in millions)	(Successor)	(Combined Successor and Predecessor)	(Successor)	(Combined Successor and Predecessor)
Selling, General and Administrative Expense - Including Depreciation and Amortization	$98.7	$84.6	$278.9	$221.0
Depreciation and Amortization in SG&A Expense	(11.4)	(4.4)	(33.9)	(11.6)
Non-Cash, and/or Non-recurring Adjustments	(21.2)	(19.3)	(39.4)	(32.7)
Adjusted Selling, General and Administrative Expense	66.1	60.9	205.6	176.7
Adjusted Selling, General and Administrative Expense as a % of Net Sales	21.1%	24.6%	23.4%	24.6%
Vitner's Pre-Acquisition SG&A Expense	—	2.2	—	5.8
Truco Enterprises Pre-Acquisition SG&A Expense	—	9.1	—	24.2
Festida Foods Pre-Acquisition SG&A Expense	—	0.8	1.5	2.5
Pro Forma Adjusted SG&A Expense	$66.1	$73.0	$207.1	$209.2
Pro Forma Adjusted Selling, General and Administrative Expense as % of Pro Forma Net Sales	21.1%	23.7%	23.4%	23.3%

Adjusted Net Income

	13-Weeks Ended		39-Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
(dollars in millions, except per share data)	(Successor)	(Combined Successor and Predecessor)	(Successor)	(Combined Successor and Predecessor)
Net Income (Loss)	$31.4	$(25.3)	$24.2	$(17.0)
Deferred Financing Fees	0.4	0.4	0.8	1.9
Depreciation and Amortization	20.7	17.4	59.3	35.4
Non-Acquisition Related Depreciation and Amortization	(8.0)	(6.3)	(21.0)	(19.2)
Acquisition Step-Up Depreciation and Amortization:	12.7	11.1	38.3	16.2
Certain Non-Cash Adjustments	2.0	(4.5)	9.0	(1.7)
Acquisition and Integration	11.0	22.3	19.0	31.4
Business Transformation Initiatives	8.0	1.1	13.7	3.5
Financing-Related Costs	0.1	2.5	0.7	2.6
(Gain) Loss on Remeasurement of Warrant Liability	(36.3)	18.0	(34.2)	18.0
Other Non-Cash and/or Non-Recurring Adjustments	(15.2)	39.4	8.2	53.8
Income Tax-Rate Adjustment(1)	(3.7)	(7.4)	(9.9)	(11.4)

Adjusted Net Income	$25.6	$18.2	$61.6	$43.5

Basic Shares Outstanding on an As-Converted Basis	136.9		136.7
Fully Diluted Shares on an As-Converted Basis	142.4		142.4
Adjusted Earnings Per Share	$0.18		$0.43
(1) Income Tax Rate Adjustment calculated as Income (Loss) before taxes plus (i) Acquisition, Step-Up Depreciation and Amortization and (ii) Other Non-Cash and/or Non-Recurring Adjustments, multiplied by an effective cash tax rate, minus the actual tax provision recorded in the Consolidated Statement of Operations and Comprehensive Income (Loss). The effective cash tax rate includes corporate income tax payments plus non-resident withholding and tax distributions, which are considered equivalent to tax.

Depreciation & Amortization

	13-Weeks Ended		39-Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
(dollars in millions)	(Successor)	(Combined Successor and Predecessor)	(Successor)	(Combined Successor and Predecessor)
Core D&A - Non-Acquisition-related included in Gross Profit	$4.7	$4.6	$13.4	$13.5
Step-Up D&A - Transaction-related included in Gross Profit	4.6	8.4	12.0	10.3
Depreciation & Amortization - included in Gross Profit	9.3	13.0	25.4	23.8

Core D&A - Non-Acquisition-related included in SG&A Expense	2.8	1.8	7.9	5.8
Step-Up D&A - Transaction-related included in SG&A Expense	8.6	2.6	26.0	5.8
Depreciation & Amortization - included in SG&A Expense	11.4	4.4	33.9	11.6

Depreciation & Amortization - Total	$20.7	$17.4	$59.3	$35.4

Core Depreciation and Amortization	$7.5	$6.4	$21.3	$19.2
Step-Up Depreciation and Amortization	13.2	11.0	38.0	16.2
Total Depreciation and Amortization	$20.7	$17.4	$59.3	$35.4

EBITDA, Adjusted EBITDA, and Further Adjusted EBITDA

	13-Weeks Ended		39-Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
(dollars in millions)	(Successor)	(Combined Successor and Predecessor)	(Successor)	(Combined Successor and Predecessor)
Net Income (Loss)	$31.4	$(25.3)	$24.2	$(17.0)
Plus non-GAAP adjustments:
Income Tax (Benefit) or Expense	0.8	(1.5)	2.3	1.1
Depreciation and Amortization	20.7	17.4	59.3	35.4
Interest Expense, Net	7.7	8.8	26.5	28.5
Interest Income (IO loans)(1)	(0.6)	(0.6)	(2.0)	(1.8)
EBITDA	60.0	(1.2)	110.3	46.2
Certain Non-Cash Adjustments(2)	2.0	(4.5)	9.0	(1.7)
Acquisition and Integration(3)	11.0	22.3	19.0	31.4
Business Transformation Initiatives(4)	8.0	1.1	13.7	3.5
Financing-Related Costs(5)	0.1	2.5	0.7	2.6
(Gain) Loss on Remeasurement of Warrant Liabilities(6)	(36.3)	18.0	(34.2)	18.0
Adjusted EBITDA	44.8	38.2	118.5	100.0
Adjusted EBITDA as a % of Net Sales	14.3%	15.4%	13.5%	13.9%
HKA Pre-Acquisition Adjusted EBITDA(7)	—	0.4	—	1.0
Vitner's Pre-Acquisition Adjusted EBITDA(7)	—	0.6	—	1.5
Truco Pre-Acquisition Adjusted EBITDA(7)	—	12.9	—	38.8
Festida Pre-Acquisition Adjusted EBITDA(7)	—	1.5	2.6	4.6
Further Adjusted EBITDA	$44.8	$53.6	$121.1	$145.9
Further Adjusted EBITDA as % of Pro Forma Net Sales	14.3%	17.4%	13.7%	16.2%

(1)Interest Income (IO Loans) refers to Interest Income that we earn from IO notes receivable that have resulted from our initiatives to transition from RSP distribution to IO distribution (“Business Transformation Initiatives”). There is a Notes Payable recorded that mirrors the IO notes receivable, and the interest expense associated with the Notes Payable is part of the Interest Expense, Net adjustment.

(2)Certain Non-Cash Adjustments are comprised primarily of the following:
Incentive programs – Utz Quality Foods, LLC, our wholly-owned subsidiary, established the 2018 Long-Term Incentive Plan (the “2018 LTIP”) for employees in February 2018. The Company recorded income of $4.1 million and $2.2 million for thirteen weeks and thirty-nine weeks ended September 27, 2020 (Combined), respectively. Expenses incurred for the 2018 LTIP are non-operational in nature and are expected to decline upon the vesting of the remaining phantom units from fiscal year 2018 and fiscal year 2019 at the end of fiscal year 2021. The phantom units under the 2018 LTIP were converted into the 2020 LTIP RSUs as part of the Business Combination. For the thirteen weeks and thirty-nine weeks ended October 3, 2021 (Successor), the Company incurred $2.1 million and $7.8 million, respectively, of stock-based compensation under the 2020 LTIP.
Purchase Commitments and Other Adjustments – We have purchased commitments for specific quantities at fixed prices for certain of our products’ key ingredients. To facilitate comparisons of our underlying operating results, this adjustment was made to remove the volatility of purchase commitment related gains and losses.
(3)Adjustment for Acquisition and Integration Costs – This is primarily comprised of the following: (i) non-recurring consulting, transaction services, and legal fees incurred for acquisitions and certain potential acquisitions; (ii) non-recurring integration and restructuring costs related to recently completed acquisitions, which include Vitner's, Truco, H.K. Anderson, Festida Foods, and other acquisitions; and (iii) costs associated with reclaiming distribution rights from distributors.
(4)Business Transformation Initiatives Adjustment – This adjustment is related to consultancy and professional fees incurred for specific initiatives and structural changes to the business that do not reflect the cost of normal business operations. In addition, certain historical Rice/Lissette family-related costs incurred but not part of normal business operations prior to the Business Combination; ERP conversion and transition costs; costs incurred related to the conversion of company-owned to independent operator routes (including gains or losses on the sale of routes and severance associated with the elimination of RSP positions); and restructuring and business optimization costs, fall into this category.
(5)Financing-Related Costs – These costs include adjustments for various items related to raising debt and preferred equity capital or debt extinguishment costs. The Company incurred expenses of $0.1 million and $0.7 million for the thirteen weeks and thirty-nine weeks ended October 3, 2021 (Successor), compared to $2.5 million and $2.6 million for the thirteen weeks and thirty-nine weeks ended September 27, 2020 (Combined), respectively.
(6)Losses (or gains) related to the changes in the remeasurement of warrant liabilities are not expected to be settled in cash, and when exercised would result in a cash inflow to the Company with the Warrants converting to Class A Common Stock with the liability being extinguished and the fair value of the Warrants at the time of exercise being recorded as an increase to equity.
(7)Pre-Acquisition Adjusted EBITDA – This adjustment represents the adjusted EBITDA of acquired companies prior to the acquisition date.

Normalized / Further Adjusted EBITDA

	FY 2020					FY 2021
	(Predecessor)		(Combined Successor and Predecessor)	(Successor)	(Combined Successor and Predecessor)	(Successor)			(Successor)
(dollars in millions)	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	TTM
Further Adjusted EBITDA	$40.8	$51.5	$53.6	$41.4	$187.3	$39.5	$36.7	$44.8	$162.4
Acquisition Synergies(1)	2.9	2.6	2.6	2.0	10.1	2.1	2.1	1.6	7.8
Public Company Costs(2)	(0.8)	(0.7)	(0.6)	—	(2.1)	—	—	—	—
Normalized Further Adjusted EBITDA	$42.9	$53.4	$55.6	$43.4	$195.3	$41.6	$38.8	$46.4	$170.2

(1) Represents identified integration-related cost savings expected to be realized from the elimination of certain procurement, manufacturing, and logistics as well as selling, general and administrative expenses in connection with the acquisition of Kennedy Endeavors, Kitchen Cooked, Truco Enterprises, Vitner’s and Festida Foods.
(2) Represents estimated incremental costs of operating as a public company following the closing of the business combination, including exchange listing and other fees; audit and compliance costs; investor relations costs; additional D&O insurance premium; legal expenses associated with public filings and other items; and cash compensation for the Board of Directors.

Net Debt and Leverage Ratio

(dollars in millions)	As of October 3, 2021
Term Loan	$789.1
Capital Leases(1)	29.1
Deferred Purchase Price	4.2
Gross Debt(2)	822.4
Cash and Cash Equivalents	26.0
Total Net Debt	$796.4

Last 52-Weeks Normalized Further Adjusted EBITDA	$170.2

Net Leverage Ratio	4.7x

(1) Capital Leases include equipment term loans and excludes the impact of step-up accounting.
(2) Excludes amounts related to guarantees on IO loans which are collateralized by routes. We have the ability to recover substantially all of the outstanding loan value in the event of a default scenario, which is uncommon.